QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

CONSENT TO BE NAMED AS NOMINEE FOR DIRECTOR OF
OSG AMERICA L.P.

        I hereby consent to being named as a director nominee of OSG America LLC, a Delaware limited liability company, in the Registration Statement on Form S-1 of OSG America L.P. (including the prospectus contained therein), and in all subsequent amendments and post-effective amendments or supplements thereto, filed with U.S. Securities and Exchange Commission.

/s/ Steven T. Benz Steven T. Benz Date: 22 October 2007

QuickLinks

CONSENT TO BE NAMED AS NOMINEE FOR DIRECTOR OF OSG AMERICA L.P.